Exhibit 5.2





                 [Letterhead Richards, Layton & Finger, P.A.]








                               January 27, 2004



USAA Acceptance, LLC
10750 McDermott Freeway
San Antonio, Texas 78288

               Re:    USAA Acceptance, LLC Registration Statement on Form S-3
                      -------------------------------------------------------

Ladies and Gentlemen:

               We have acted as special Delaware counsel for USAA Acceptance, LLC (the "Registrant") in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $5,000,000,000 asset backed notes ("Notes") and asset backed certificates ("Certificates").

               As described in the Registration Statement, the Notes and the Certificates may be issued from time to time by a Delaware statutory trust (each, a "Delaware Trust" and collectively, the "Delaware Trusts") to be formed by the Registrant pursuant to a trust agreement among the Registrant and a trustee named in the related trust agreement, as owner trustee. At your request, this opinion is being furnished to you.

               For purposes of giving the opinions hereinafter set forth, we have examined and relied upon the form of Amended and Restated Trust Agreement of the Delaware Trusts attached as an exhibit to the Registration Statement (the "Trust Agreement") (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act and the form of Certificate filed as an exhibit thereto). Terms used herein without definition have the meanings given to such terms in the Trust Agreement.

               For purposes of this opinion, we have not reviewed any documents other than the documents listed above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or





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USAA Acceptance, LLC
January 27, 2004
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assumed herein, all of which we assume to be true, complete and accurate in all material respects.

               Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, with respect to the Certificates issued by a Delaware Trust, when (i) the final terms of such Certificates have been duly established and approved by or pursuant to authorization of the Registrant, (ii) the Trust Agreement relating to such series has been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the Certificate of Trust for the related Delaware Trust has been duly executed by the owner trustee of the related Delaware Trust and filed with the Secretary of State of the State of Delaware, and (iv) such Certificates have been duly authorized, executed and issued by the related Delaware Trust and authenticated by the owner trustee of the related Delaware Trust, and delivered to and paid for by the purchasers thereof, all in accordance with the terms and conditions of the related Trust Agreement and in the manner described in the Registration Statement, such Certificates will be validly issued, fully paid and (except to the extent otherwise provided in the Trust Agreement) nonassessable interests in the Trust and entitled to the benefits of the Trust Agreement.

               The foregoing opinion is subject to the following exceptions, qualifications, limitations and assumptions:

               A. This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

               B. We have not participated in the preparation of the Registration Statement (other than this opinion) or any offering materials with respect to the Certificates and assume no responsibility for their contents (other than this opinion).

               C. The foregoing opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus supplement relating to a Delaware Trust and forming a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,


                                               Richards, Layton & Finger, P.A.



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USAA Acceptance, LLC
January 27, 2004
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BJK/MKS/JDS